Exhibit 10(h)

AMENDED AND RESTATED
WESTAMERICA BANCORPORATION
STOCK OPTION PLAN OF 1995

RESTRICTED PERFORMANCE SHARE GRANT AGREEMENT

     Westamerica Bancorporation, a California corporation (the “Corporation”), hereby makes a grant of Restricted Performance Shares to the grantee named below. The terms and conditions of the grant are set forth in this cover sheet, in the attachment and in the Amended and Restated Westamerica Bancorporation Stock Option Plan of 1995 (the “Plan”).

Date of Grant:

Name of Grantee:

Grantee’s Social Security Number:

Number of Shares of Common Stock Covered by Grant:

Grant Period:

Issue Date:

By signing this cover sheet, you agree to all of the terms and conditions described in the attached Agreement and in the Plan, a copy of which is also enclosed.

Grantee:

(Signature)

Corporation:

(Signature)
Title:

Attachment

AMENDED AND RESTATED
WESTAMERICA BANCORPORATION
STOCK OPTION PLAN OF 1995

RESTRICTED PERFORMANCE SHARE GRANT AGREEMENT

Settlement	Your Grant will be settled only if in the determination of the Committee that administers the Amended and Restated Stock Option Plan of 1995 (the “Committee”) the performance goals set by the Committee for lifting the restrictions on the Grant have been satisfied as of the close of the Grant Period. If the performance goals are met for the Grant Period, and provided that you are an Employee on the last day of the Grant Period, the Grant will be settled on the Issue Date.

Performance Goals	The performance goals that must be satisfied during the Grant Period in order for the restrictions on the Restricted Performance Shares to lapse are goals established by the Committee in its sole discretion. The Committee may, however, restate the goals if a significant accounting change or event occurs. The Committee’s determination in this regard is conclusive and final, and by signing this Agreement you agree to be bound by the Committee’s determinations.

Regular Termination	If your status as an Employee of the Corporation (or any Subsidiary) terminates during the Grant Period for any reason except retirement, death or total and permanent disability, then your Grant will expire and be permanently canceled at the close of business at Corporation headquarters 90 days after your termination date. Settlement under the Grant will only be made if the performance goals are met and the Issue Date occurs during the 90-day period following your termination date.

Date	If you die as an Employee of the Corporation (or any Subsidiary) during the Grant Period, and if the Committee determines that the performance goals are likely to be met for the Grant Period or portion thereof, then your Grant will be settled as next described. The Corporation will issue a pro rata portion of the Grant to your estate or heirs, determined by number of full years of the Grant Period completed before the date of your death. Fractional shares will be rounded to the next higher or lower whole number. Any amount of the Grant not issued to your estate or heirs will expire and be permanently canceled on the date of your death.

Retirement or Disability	If your status as an Employee of the Corporation (or any Subsidiary) terminates during the Grant Period because of your retirement or disability, and if the Committee determines that the performance goals are likely to be met for the Grant Period or portion thereof, then your Grant will be settled as next described. The Corporation will issue a pro rata portion of the Grant to you, as soon as practicable after your termination of employment. The pro rata issuance will be determined by the number of full years of the Grant Period completed before retirement or disability. Fractional shares will be rounded to the next higher or lower whole number. Any amount of the Grant not issued to you will expire and be permanently canceled on the date of your termination.

Under this Agreement, “retirement” means your termination of employment from the Corporation (or any Subsidiary) after attaining age 65 or such other date as determined by the Committee.

Leaves of Absence	For purposes of this Grant, your status as an Employee does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence that was approved by the Corporation in writing if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. Your status as an Employee terminates in any event when the approved leave ends, unless you immediately return to active work.

Corporate Transaction	The Corporation will issue the shares subject to this Grant to you, regardless of whether the performance goals are met, if you are an Employee at the time that either (a) the shareholders of the Corporation approve a dissolution or liquidation of the Corporation or a sale of substantially all of the Corporation’s assets to another corporation, or (b) a tender offer is made for 5% or more of the Corporation’s outstanding common stock by any person other than the Corporation or any of its Subsidiaries.

Restrictions on Exercise	The Corporation will not issue the shares under the Grant if the issuance of shares of Common Stock at that time would violate any law or regulation.

Form of Settlement	Settlement of the Grant shall be made in shares of Common Stock.

Deferral Election	If you so elect by the end of the calendar year prior to the Issue Date, you will be allowed to defer any settlement of the Grant until termination of employment or for two calendar years under the terms of the Westamerica Bancorporation Deferral Plan. The deferral election should be made on the attached “Deferral Election Form for Restricted Performance Shares.”

Withholding Taxes	Settlement of the Grant will not be allowed unless you make acceptable arrangements to pay any withholding taxes that may be due as a result of such settlement.

Restrictions on Resale	By signing this Agreement, you agree not to sell any shares of Common Stock acquired upon exercise of this Grant at a time when applicable laws, regulations or Corporation or underwriter trading policies prohibit a sale.

In the event that the sale of shares of Common Stock under the Plan is not registered under the Securities Act but an exemption is available which requires an investment representation or other representation, you shall represent and agree at the time of exercise that the shares of Common Stock being acquired upon settlement of this Grant are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Corporation and its counsel.

Transfer of Option	Prior to your death, only you may be entitled to issuance of the shares subject to the Grant. You cannot transfer or assign this Grant. For instance, you may not sell this Grant or use it as security for a loan. If you attempt to do any of these things, this Grant will immediately become invalid. You may, however, dispose of any settlement in your will or by designating a beneficiary. Regardless of any marital property settlement agreement, the Corporation is not obligated to honor a claim from your former spouse, nor is the Corporation obligated to recognize your former spouse’s interest in your Grant in any other way.

Retention Rights	Neither your Grant nor this Agreement give you the right to be retained by the Corporation (or any Subsidiaries) in any capacity. The Corporation (and any Subsidiaries) reserve the right to terminate your status as an Employee at any time and for any reason.

Shareholder Rights	You, or your estate or heirs, have no rights as a shareholder of the Corporation until a certificate for the shares of Common Stock acquired upon issuance of this Grant has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

Adjustments	In the event of a stock split, a stock dividend or a similar change in the outstanding Common Stock of the Corporation, the number of shares of Common Stock covered by this Grant and the exercise price per share may be adjusted pursuant to the Plan. Your Grant shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Corporation is subject to such corporate activity.

Amendments and Administration	This Agreement may be amended in writing signed by both parties. The Committee shall have the sole discretion to interpret and administer this Agreement and to adopt rules and policies to administer and enforce this Agreement.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of California.

The Plan and Other Agreements	The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan.

Entire Agreement	This Agreement and the Plan constitute the entire understanding between you and the Corporation regarding this Grant. Any prior agreements, commitments or negotiations concerning this option are superseded.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.